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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-34791) and related Prospectus of Carmike Cinemas, Inc. for the registration of 128,986 shares of its Class A Common Stock and to the incorporation by reference therein of our report dated February 3, 1997, with respect to the consolidated financial statements of Carmike Cinemas, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP

                                                 Ernst & Young LLP



Columbus, Georgia
November 6, 1997